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                                     CHIREX
                                 PENSION SCHEME

                                     [LOGO[
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This booklet is about the future, in particular how to make it financially sound and more secure for you and your dependants. At present your livelihood and security depend on what you are earning - but what happens when your earnings cease if you retire or die prematurely?

The ChiRex pension scheme has been set up to protect you and your dependants in these circumstances, and has been designed to provide a valuable range of benefits, at small cost to you. How the scheme provides security for both you and your dependants is outlined in this booklet.

Your Personnel Department can supply you with additional information or help to answer any questions still in your mind after reading this booklet.

To ensure that you are properly informed, the trustees will provide you with an annual report on the scheme and its performance, the benefits to members and details of the membership itself.


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CONTENTS
                                                                        Page
SCHEME MEMBERSHIP          Eligibility                                    3
                           Cost of Scheme                                 4
                           Additional Voluntary
                               Contributions                              5

RETIREMENT BENEFITS        Normal Retirement                              6
                           Pension Increases                              7
                           Tax Free Cash Sum                              8
                           Early Retirement                               9
                           Late Retirement                               11

DEATH BENEFITS             Death in Service                              12
                           Death after Retirement                        14

LEAVING PENSIONABLE
SERVICE                    Preserved Benefits                            15
                           Refund of Contributions                       16
                           Transfer Value                                17

ABSENCE FROM WORK                                                        18

YOUR STATE BENEFITS                                                      19

LEGAL NOTES                                                              20

SUPPLEMENTARY INFORMATION                                                21

GUIDE TO TERMS                                                           23


                                                                          page 2
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SCHEME MEMBERSHIP

ELIGIBILITY

All permanent full and part-time employees over age 16 and under age 65 are automatically enrolled as members of the scheme on the day they join the company.

Temporary employees are not eligible for membership.

                                   ---------

If you decide not to join or opt-out later you should complete a form, available from your Personnel Department. You will have one opportunity at any time before you reach age 40 to join or rejoin the scheme.

Employees who decide to opt-out:

* Receive life assurance cover on death in service of only 2 x basic earnings at date of death in service.

*   Do not receive cover for spouse's or other dependants pensions.

                                                                          page 3

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COST OF SCHEME

From a low individual contribution rate the Scheme provides you with benefits to help you protect your dependants financially and to provide an income for you when you retire.

The cost of providing the scheme benefits is calculated by the scheme actuary, taking into account the salaries and ages of the members. The company bears most of the cost of the scheme, although as a member you are currently required to contribute 3% of your pensionable earnings.

Your contributions commence when you join the scheme and cease on the attainment of your normal retirement date. They are deducted from your salary and qualify for full tax relief as an expense deducted from your income before tax is calculated. This is taken care of automatically under the PAYE system.

The trustees have the discretion to accept transfer values from previous pension arrangements. These will secure benefits in the scheme in the form of additional years of service. Details are available on request.

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ADDITIONAL VOLUNTARY CONTRIBUTIONS

You may pay additional voluntary contributions (AVCs) to secure additional pension benefits. There is currently the facility under the scheme to pay AVCs either to Equitable life Assurance Society or Nationwide Building Society. These contributions qualify for full tax relief in the same way as your normal pension scheme contributions. The maximum amount of contributions you may pay in any one tax year is 15% of your PAYE earnings, including your normal pension scheme contributions. Further details are available from your Personnel Department.

On retirement the benefits provided by your AVC will be aggregated with your main Scheme benefits.

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RETIREMENT BENEFITS

NORMAL RETIREMENT

The pension you will receive at normal retirement date will depend on your pensionable service and your final earnings.

Your pension is calculated as:

1/120 x pensionable service x state basic pension

                                      PLUS

1/60 x pensionable service x final average basic earnings in excess of state basic pension

                              PLUS THE GREATER OF

1/60 x pensionable service from l.4.78 x final average additional earnings

                                       OR

1/60 x total additional earnings from 1.4.78.

Your pension will be paid monthly throughout your lifetime and will be subject to PAYE tax. The first installment will usually be paid on the first day of the month after your normal retirement date and a proportional payment will be made to cover this period.

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PENSION INCREASES

Provision is included in the scheme for pensions in excess of the Guaranteed Minimum Pension (including spouse's and dependant's pensions) to be increased each year on 1 January. The increases will be 5% a year compound or the increase in the Retail Price Index (RPI) if less. On 1 January following the start of a pension payment, a proportional increase will apply.

These increases will only apply to pensions actually being paid from the scheme; if you choose to surrender part of your pension for a tax free cash sum or to increase your spouse's or dependant's pension, no increase will be paid in respect of the surrendered pension.

The trustees may, at their discretion, provide a higher rate of escalation if they feel that this is appropriate.

However, that part of your pension and your spouse's and dependant's pension, which represents the guaranteed minimum pension will be fully inflation-proofed; the scheme will pay increases up to 3%, any increases in excess of 3% will be provided by the State scheme.

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TAX FREE CASH SUM

On retirement you can choose to surrender part of your pension to provide a tax free cash sum.

              Your tax free cash sum is calculated as:

              3/80 x final average basic earnings x period of employment with the Company.

If you choose to take a lump sum your annual pension will be reduced. The actual reduction in your case will be advised to you when you retire, but as a guide, for every (pound)10.20 of cash taken at age 65, your annual pension will be reduced by (pound)1.

With the agreement of the Trustees your tax free cash sum can be increased to the maximum permitted by the Inland Revenue.

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EARLY RETIREMENT

Early retirement pensions are available:

a) By Choice

    At any time after age 50, provided at least 5 years pensionable service has been completed and subject to company consent.

    Your pension will be calculated as for normal retirement date but based on your pensionable service completed to your actual retirement date and will then be reduced to take account of the longer period of payment because you are retiring early.

    The amount of the reduction will be:

       Ages 60-65                                     Nil
--------------------------------------------------------------
       Ages 57-60          2% for each year before age 60
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       Ages 50-57          4% for each year before age 57

                                                     PLUS

                               2% for each year age 57-60

    Your early retirement option may be restricted by the scheme's obligation to pay your GMP at State Pension Age. You may retire early and postpone payment of your pension, in this event the reduction applied will relate to your age when the pension starts to be paid.

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b)    Due to ill-health

    ill-health pensions are payable from any age subject to the consent of the company, and supporting satisfactory medical evidence. They are payable at the sole descretion of the scheme trustees.

    Your pension will be calculated either

    i) as for early retirement, or

    ii) if you are unable to work again your ill-health pension will include the pensionable service you could have completed to normal retirement date.

    ill-health pensions are reviewed from time to time by the trustees to allow for the possibility of your return to employment. Your ill-health pension may be adjusted accordingly.

    Life assurance cover will continue at the same level of salary applicable at your date of ill-health retirement until age 65 whilst you are receiving an ill-health pension.

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LATE RETIREMENT

Subject to the consent of the company, you may continue working beyond normal retirement date. Your contributions will cease at normal retirement date, and you will cease to accumulate pensionable service.

You may choose:

-   To take pension benefits at normal retirement date,*

                                       OR

- To postpone payment of your benefits until you retire, in which case, your pension will be increased by an amount calculated by the actuary to account for the shorter period of payment because you are retiring late.

    In the event of your death between normal retirement date and your actual retirement, your dependants will receive benefits calculated as if you had died in retirement (see page 14).

* This option is not available for members whose pensionable service commenced after 1 June 1989.

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DEATH BENEFITS

DEATH IN SERVICE

If you die in service before your normal retirement date your dependants will receive a lump sum equal to 3 times your basic earnings at date of death.

Under present legislation, the benefits paid to your dependants will be free from inheritance tax because the trust provides for distribution on a discretionary basis. A nomination form is enclosed at the back of this booklet on which the trustees of the scheme the person or persons whom you wish to consider to receive these benefits. It is important that your nomination form is kept up to date, especially if your family circumstances change.

Your spouse or dependant will receive a pension payable for life of:

- 50% of prospective pension had you survived until normal retirement date based on basic earnings at date of death.

                                      PLUS

- 50% of prospective pension had you survived until normal retirement date based on state basic pension at date of death.

                                      PLUS

- 50% of accrued pension based on completed service and average additional earnings at date of death.

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Children's pensions are payable to dependant children up to age 18, or age 25 if in full time education.

If there is one dependant child the amount of pension payable is 30% of your pension as calculated for the spouse above. For each additional child (up to a maximum of five children in total) an extra 5% of your pension as above would be payable, the total amount being shared equally among them.

If no spouse's or dependant's pension is payable the above percentage would be increased.

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DEATH AFTER RETIREMENT

If you die in retirement before the first 5 years of pension payments have been made to you, and no spouse's or dependant's pension is payable, the cash balance of the remaining instalments of your pension payable within the 5 year period will be paid as a single payment.

If you leave a spouse or dependant, he or she will receive a pension of 60% of the pension you were receiving at your date of death.

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LEAVING PENSIONABLE SERVICE

PRESERVED BENEFITS

If you leave the scheme and you have completed 2 years pensionable service (including service in respect of any transfer value which has been received from a previous scheme) you will be entitled to a pension payable at normal retirement date. The pension will be calculated in the same way as for retirement at normal retirement date but will be based on your period of completed pensionable service and your final earnings at your date of leaving. This pension will be revalued up to retirement as follows:

i) Your guaranteed minimum pension will increase each year by a fixed rate (currently 7%)

ii) The amount of your pension in excess of the guaranteed minimum pension, will increase to normal retirement aqe by 5% per annum compound or the increase in the RPI if less.

If you die before your normal retirement date your spouse or dependant will receive a pension of half of your deferred pension revalued as above up to your date of death. If no spouse's or dependant's pension is payable then your own contributions to the scheme plus interest will be paid as a lump sum.

Your preserved benefits will be payable on the same terms and conditions, and will carry the same options as other benefits from the scheme.

In addition to the scheme benefits described above, any benefits transferred from a previous scheme will also be preserved in full as will any benefits secured by additional voluntary contributions you have made.

If you leave the scheme and then subsequently apply for an early retirement pension, the early retirement factor would be significantly greater than that shown on page 9.

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REFUND OF CONTRIBUTIONS

If you have not completed 2 years pensionable service when you leave, your contributions will be refunded to you with interest, subject to deductions for your share of the cost of reinstating you with benefits in the State Earnings Related Pension Scheme for the period of contracted-out service, and tax which is currently at the reduced rate of 20%.

                                                                         page 16
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TRANSFER VALUE

A cash sum equal to the value of your benefits may be transferred to your new employer's scheme, a personal pension or into an insurance contract according to your wishes. The trustees have decided that transfer values will not be increased to take account of any discretionary pension increases.

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ABSENCE FROM WORK

If you are absent from work and you continue to receive salary, your membership of the scheme will continue and you will continue to pay contributions.

If you are not being paid by the company whilst absent your contributions may be suspended for the duration of such absence where absence is due to illness or injury or for 3 years where absence is due to any other cause. On return to work you will have the option of making up lost contributions; if you choose not to pay arrears of contributions your pensionable service will reduce by the length of your absence.

You will continue to be covered for the scheme death in service benefits, for up to 2 1/2 years where absence is due to illness or injury, or 1 year for any other reason.

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YOUR STATE BENEFITS

Everyone in employment contributes to the State Pension Scheme through National insurance contributions. On retirement, those who have paid sufficient contributions receive the basic state pension.

There is a second Government pension called the State Earnings Related Pension Scheme or SERPS. This provides an income related benefit on top of the basic state pension.

Like most occupational pension schemes, the ChiRex Pension Scheme is contracted-out of SERPS. This means that you will not receive a pension from SERPS, but instead receive a pension from the company scheme. It also means that you pay lower National insurance contributions.

By law the scheme must provide a guaranteed minimum pension broadly equal to the amount that would have been provided by SERPS. This protects the level of income that you receive on retirement.

  Basic           ChiRex            Retirement
  State      +    Scheme       =      Income
 Pension          Pension

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LEGAL NOTES

The scheme is legally constituted by deed of trust and is governed by rules. As a member you may inspect these, if you wish.

The scheme is approved by the Inland Revenue as an exempt approved scheme under provisions of Chapter 1 Part XIV of the Income and Corporation Taxes Act
1988. This allows it to take advantage of the valuable tax concessions available to such schemes but also means that all scheme benefits and contributions are subject to the limitations laid down by the Act.

The contributions paid by the company and the members are invested as decided by the trustee. The trustees closely monitor the performance of the investments to ensure that a good rate of return is achieved as the company cannot guarantee to pay the benefits if the scheme's resources are insufficient to do so.

However, the lump sum benefit payable in the event of death in service are secured by way of an insurance policy taken out by the trustees in the name of the scheme to cover all members.

The company reserves the right to amend the scheme at any time, but this will have no effect on pensions already earned.

We have taken great care in the preparation of this booklet and believe it gives an accurate summary of the provisions of your pension scheme. However, in the event of any discrepancy between this booklet and the Trust Deed, the latter will prevail.

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SUPPLEMENTARY INFORMATION

REGISTRAR OF PENSION SCHEMES

Information about our scheme has been supplied to the Registrar of Occupational and Personal Pension Schemes. This information includes an address at which the trustees can be contacted. The Registrar has set up an arrangement to assist individuals in tracing preserved pensions held in former occupational schemes. The Registrar's address is:

        Sandyford House
        PO Box 1NN
        Newcastle-upon-Tyne NE99 1NN

PENSION OMBUDSMAN

A Pensions Ombudsman has been appointed to investigate complaints against trustees of occupational pension schemes. The complaints can be of injustice as a consequence of maladministration, or may relate to a dispute of fact or law. The Pensions Ombudsman's address is:

        11 Belgrave Road
        London
        SW1V 1RB

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OCCUPATIONAL PENSIONS ADVISORY SERVICE (OPAS)

The Occupational Pensions Advisory Service is available to assist pension scheme members with difficulties which they have been unable to resolve with the trustees. OPAS is staffed by volunteers who have specialised pensions knowledge. OPAS, situated at:

        11 Belgrave Road
        London SW1V 1RB

will answer questions raised by pension scheme members and will make investigations on their behalf.

All occupational pension schemes are required to pay an annual levy to cover the cost of the Registrar, the Ombudsman and OPAS.

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GUIDE TO TERMS

The Company              ChiRex Limited
--------------------------------------------------------------------------------
The Scheme               ChiRex Pension Scheme
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Normal Retirement Date   Age 65
--------------------------------------------------------------------------------
Pensionable Service      Complete years and months of membership of the
                         scheme as a contributing member.
--------------------------------------------------------------------------------
Additional Earnings      Earnings for PAYE purposes which exceed basic
                         earnings, ie overtime.
--------------------------------------------------------------------------------
Basic Earnings           Basic annual salary or other rate of pay as
                         notified in contract of employment.
--------------------------------------------------------------------------------
PAYE Earnings            Basic earnings and all other additional earnings
                         including the taxable value of any benefits in kind.
--------------------------------------------------------------------------------
Final Average            The annual average of the best 3 consecutive years
Additional Earnings      additional earnings in the last 10 years before normal
                         or early retirement, or as many years as a member if
                         less.
--------------------------------------------------------------------------------
Final Average Basic      The highest basic earnings in any period of 12 months
Earnings                 in the last sixty months before normal or early
                         retirement, or as many months as a member if less.
--------------------------------------------------------------------------------
Pensionable Earnings     All earnings in excess of an amount equal to the State
                         Basic Pension.
--------------------------------------------------------------------------------
Final Pensionable        Final average basic earnings plus Final average
Earnings                 additional earnings.
--------------------------------------------------------------------------------
State Basic Pension      State basic pension for a single person
                         averaged over 12 months before retirement or leaving
                         service.
--------------------------------------------------------------------------------
Total Additional         Accumulation of additional earnings from 1.4.78.
Earnings
--------------------------------------------------------------------------------
Guaranteed Minimum       A pension broadly equivalent to the amount that would
Pension (GMP)            have been provided under the State Earnings Related
                         Pension Scheme (SERPS).
--------------------------------------------------------------------------------
Dependant                Any individual who, in the opinion of the trustees, is
                         wholly or mainly dependent upon a member.
--------------------------------------------------------------------------------

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NOMINATION FORM

(for Death Benefits)

To the Trustees of the ChiRex Pension Scheme.

Please take note that, if I die and a lump sum benefit becomes payable under the scheme, I would like you to consider making payment to the following person(s) in the stated proportions.

1.

Name

Address


Relationship                        Proportion

2.

Name

Address


Relationship                        Proportion

I understand that this is only an expression of wish which is not binding on the trustees and that it may be revoked or revised in a further letter from me.


Signature of member                                      Date